Exhibit 10.30
                                                                   -------------


                       AMENDMENT III OF AGREEMENT OF SALE

This Amendment II of Agreement of Sale dated this 17th day of January, 2003 by and between Paragon Technologies, Inc. (hereinafter "Seller") and Triple Net Investments XIII, L.P. (hereinafter "Buyer").


                                   WITNESSETH:


WHEREAS, Seller and Buyer entered into an Agreement of Sale on or about November 8, 2002; and

WHEREAS, the Agreement of Sale went into effect on November 8, 2002; and

WHEREAS, the Agreement of Sale was amended by Amendment I of Agreement of Sale dated on or about January 3, 2003 and Amendment II of Agreement of Sale dated on or about January 13, 2003;

WHEREAS, the Seller and Buyer wish to amend the Agreement of Sale for a third time.

NOW, THEREFORE, in consideration of the premises, and the mutual undertakings of the parties set forth herein, and with the intention of being bound hereby, the parties agree as follows:

    1.     Section 2: The purchase price shall be reduced from Three Million and
           ---------
           00/XX Dollar ($3,000,000.00) to Two Million Nine Hundred Twenty-Five Thousand and 00/XX Dollars ($2,925,000.00).

    2.     Section 2(a): Seventy-Five Thousand Dollars of the Deposit shall
           ------------
           become non-refundable as of the date of this Amendment IIII. The balance of the Deposit shall be refundable to the Buyer through the final day of the Due Diligence Period as amended.

    3.     Section 7: The Due Diligence Period shall be extended to February 20,
           ---------
           2003. Notwithstanding the foregoing, Buyer shall only be permitted to terminate the Agreement of Sale, as amended, and receive the Deposit back, if it fails to obtain Zoning Approval and Conditional Use Approval from Forks Township's Zoning Board and Board of Supervisors respectively for its intended use of the Property in accordance with the plan dated November 21, 2002, prepared by Pany and Lentz Engineering submitted to the Township.

    4.     Section 3: Settlement shall occur on or before February 21, 2003.
           ---------

    5.     No Other Modifications. Except as herein modified, the Agreement of
           ----------------------
           Sale remains unmodified and in full force and effect. To the extent that there are any conflicts between the Agreement of Sale, Amendment I, Amendment II and this Amendment III this Amendment III shall govern.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed on the day and year first written.


SELLER:                                  BUYER:

PARAGON TECHNOLOGIES, INC.               TRIPLE NET INVESTMENTS XIII, L.P.



By:      /s/ William R. Johnson          By:       /s/ James G. Petrucci
         --------------------------                ----------------------------

Name:    /s/ William R. Johnson          Name:     /s/ James G. Petrucci
         --------------------------                ----------------------------

Title:   /s/ CEO                         Title:    /s/ Op. Manager of The
         --------------------------                ----------------------------
                                                        General Partner
                                                   ----------------------------

Witness: /s/ Susan Willey                Witness:  /s/ Gregory T. Rogerson
         --------------------------                ----------------------------